UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                   FORM 8-K
                                 CURRENT REPORT
      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                    July 23, 2002
                      ------------------------------------------
                      Date of Report (Date of earliest reported)


                         Jade Entertainment Group, Inc.
                      -----------------------------------------
             (Exact name of registrant as specified in its chapter)


            New York                 333-75028          11-3617420
        -----------------           ------------       -------------------
   (State or other jurisdiction     (Commission       (IRS Employer
       of incorporation              File Number)      Identification No.)


                      200 Broadhollow Road Suite 207,
                            Melville, NY 11747
                      ----------------------------------
                  (Address of principal executive offices)
                                (Zip Code)

                                 (631) 393-5027
                  -------------------------------------------
              Registrant's telephone number, including area code


      __________________________________________________________
      (Former name or former address, if changed since last report)



ITEM 5. Other Events

On July 23, 2002, Jade Entertainment Group, Inc. distributed the following press release in relation to the Company's undertaking to voluntarily postpone selling efforts, for a period of thirty days, of its offering of 500,000 shares of the Company's common stock at $3 per share.

Press Release:

Jade Entertainment Postpones Offering for 30 Days Due to Inaccuracies in Recent Article

Melville, NY - July 23, 2002 - Jade Entertainment Group Inc. is voluntarily postponing its current offering of 500,000 shares of common stock for a period of thirty days due to inaccuracies in a recent article. The article, appearing in the July issue of Upside Magazine, quoted Company president, Timothy Schmidt, in response to questions, regarding the progress of the offering and the Company's involvement in the adult entertainment industry. In 2001, sales were $745 resulting in a loss of $61,363.

The Company's voluntary postponement of its selling effort is in response to inaccuracies in the published article and any effect these inaccuracies might have on the investment decisions of the investing public.

As a reporting Company under the Securities Exchange Act of 1934, the Company reported sales 2001 of $745 resulting in a loss of $61,363. While the Company anticipates trading on the Nasdaq
OTC Bulletin Board, it does not at this time. The article erroneously reported that "the Company generated $21 million in net income on $101 million in revenue for 2001." The article further stated that the Company "trades on Nasdaq's OTC Bulletin Board" and that "the Company raised $1.5 million by offering 500,000 shares of common stock at $3 per share." Furthermore, the Company has not yet closed its offering of 500,000 shares of common stock at $3 per share. Sales and net loss for the quarter ended March 31, 2002 were $1,163 and $37,068 respectively. The offering is expected to resume following the Company's voluntary thirty day postponement of its selling efforts.

Jade Entertainment Group is a marketer of internet advertising services for the adult entertainment industry. Currently, the Company offers a bid-for-position and pay-for-listing service which operates from the AskJade.com website. Our focus is to drive qualified traffic to Internet Web sites and ensure that Internet users find what they are looking for when "surfing the Web."


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Jade Entertainment Group, Inc.
                                      ------------------------------
                                               (Registrant)

   Date July 23, 2002
   ------------------                      /s/Timothy Schmidt
                                          --------------------------
                                           Timothy Schmidt
                                           President